Ex-(h)(4)
Laudus Trust
Laudus Institutional Trust
101 Montgomery Street
San Francisco, California 94104
April 21, 2008
State Street Bank and Trust Company
Legal Department, LCC/6
Two Avenue de Lafayette
Boston, MA 02111
Ladies and Gentlemen:
Reference is made to the Administration Agreement between us dated as of October 1, 2005 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the creation of the following additional investment funds:
Laudus Mondrian Institutional Emerging Markets Fund (start date 4/25/08)
Laudus Mondrian Institutional International Equity Fund (start date 4/25/08)
In accordance with the Additional Funds provision of Section 1 of the Agreement, we request that you act as Administrator with respect to each additional fund. A current Schedule A to the agreement is attached hereto.
Please indicate your acceptance of the foregoing by executing two copies of this Agreement, returning one to Charles Schwab Investment Management, Inc. and retaining one copy for your records.
Very truly yours,
Laudus Trust
Laudus Institutional Trust
On behalf of:
     Laudus Mondrian Institutional Emerging Markets Fund
     Laudus Mondrian Institutional International Equity Fund

By:	/s/ George Pereira
	Name:	George Pereira
	Title:	Chief Financial Officer and Treasurer, Duly

Accepted: State Street Bank and Trust Company
By:	/s/ Gary L. French
Name: GARY L. FRENCH
Title: SENIOR VICE PRESIDENT

Schedule A
to
Master Fund Administration Agreement
April 23, 2008
MANAGEMENT INVESTMENT COMPANIES AND PORTFOLIOS THEREOF, IF ANY
Laudus Trust
Laudus Rosenberg International Equity Fund
Laudus Rosenberg International Small Capitalization Fund
Laudus Rosenberg U.S. Discovery Fund
Laudus Rosenberg U.S. Large Capitalization Fund
Laudus Rosenberg U.S. Large Capitalization Growth Fund
Laudus Rosenberg U.S. Large Capitalization Value Fund
Laudus Rosenberg U.S. Small Capitalization Fund
Laudus Rosenberg Long/Short Equity Fund
Laudus Rosenberg International Discovery Fund
Laudus Mondrian International Fixed Income Fund
Laudus Mondrian Emerging Markets Fund
Laudus Institutional Trust (formerly Laudus Variable Insurance Trust)
Laudus Mondrian Institutional International Equity Fund
Laudus Mondrian Institutional Emerging Markets Fund